Exhibit 10.2

AMENDMENT TO CONSULTING AND GENERAL RELEASE AGREEMENT

This AMENDMENT TO CONSULTING AND GENERAL RELEASE AGREEMENT dated as of May 1, 2012 (the “Amendment”), by and between Signature Group Holdings, Inc. and its affiliates (collectively the “Company”), and Kenneth S. Grossman (“Grossman”).

WHEREAS, parties entered into a Consulting and General Release Agreement, dated as of February 8, 2012 (“Agreement”);

WHEREAS, the parties wish to modify and amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Amendment to the Agreement. Paragraph 14 is hereby amended and restated in its entirety to read as follows:

14. In exchange for the Consulting Services, in consideration of the covenants undertaken and releases given herein by Grossman, and in full satisfaction of any and all obligations of Company under the Employment Agreement, Company shall pay to Grossman or an entity wholly owned and controlled directly by and designated by Grossman (the “Grossman Entity”) which is reasonably acceptable to the Company, a monthly fee of $25,000.00, for a period of 24 months, beginning May 1, 2012 and ending April 30, 2014, with such payments being reported at year’s end via Form 1099. Grossman or the Grossman Entity shall be responsible for the payment of all taxes due on this monthly fee, and Company shall not be liable for any taxes due to any federal, state or local authority as a result of the payment of this monthly fee. In addition, in the event Grossman identifies acquisition, capital deployment and/or similar opportunities for Company, then the CEO shall recommend to Company’s Board of Directors a reasonable fee to be paid to Grossman or the Grossman Entity for each such opportunity. Company’s Board of Directors shall retain all discretion to approve, reject, or modify the CEO’s recommended fee. Nothing contained herein shall limit Grossman’s or the Grossman Entity’s ability to receive compensation from any third party in connection with any such opportunity or transaction, provided that Grossman shall advise Company’s CEO of the terms and conditions by which Grossman or the Grossman Entity is eligible to receive compensation from such third party, in which case neither Grossman nor the Grossman Entity shall be eligible to receive a Company-paid fee in connection with such opportunity or transaction. Company shall reimburse Grossman or the Grossman Entity for customary and reasonable expenses incurred by Grossman or the Grossman Entity in furtherance of Grossman’s Consulting Services to Company consistent with Company’s past practices as to executives and including, but not limited to, travel, meals, conference call service, and other reasonable and necessary services utilized and expenses incurred in connection with Grossman’s Consulting Services to Company, provided that any expense in excess of Two Hundred Fifty Dollars ($250.00) must be approved in advance by Company. In addition, provided that Grossman elects to continue benefits coverage under COBRA, and for so long as Grossman continues COBRA continuation coverage, Grossman shall pay the portion of the COBRA premiums equal to the amount Grossman would have contributed for the same coverage if Grossman were an active employee of Company, and Company shall be responsible for paying the remaining portion of Grossman’s COBRA premiums. The Consulting Services may be terminated by Grossman upon 60 days’ written notice to Company’s CEO, and, upon such termination, no further payment or benefits hereunder will be due or payable by Company to Grossman or the Grossman Entity.

2.	Miscellaneous

(a)	The Agreement is incorporated herein by reference.

(b)	Except as otherwise set forth herein, the Agreement, as amended hereby, shall remain in full force and effect and the parties shall have all the rights and remedies provided thereunder with the same force and effect as if the Agreement were restated herein in its entirety.

(c)	The provisions hereof shall be binding upon and inure to the benefit of the parties and their respective executors, heirs, personal representatives, successors and assigns.

(d)	This Amendment may be executed and delivered in several counterparts with the intention that all such counterparts, when taken together, constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

/s/ Kenneth S. Grossman
Kenneth S. Grossman

SIGNATURE GROUP HOLDINGS, INC.

By:	/s/ C. F. Noell

C. F. Noell, Chief Executive Officer

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